UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

     ING Life Insurance and Annuity Company
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(Exact name of registrant as specified in its charter)

     CONNECTICUT (State of Incorporation)

333-130827, 333-130833, 333-133151, 333-133157, 333-133158 (Commission File Numbers)

#71-0294708

(IRS Employer Identification Number)

     151 Farmington Avenue, Hartford, CT 06156 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 860-723-4646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

THIS FILING IS MADE IN ACCORDANCE WITH ITEM NO. 1.01 OF SECTION 1 OF FORM 8-K:

Item 1.01 Entry into a Material Definitive Agreement

     The material agreements described below in the section titled “March 19, 2007 Transaction” were executed or became effective during the reporting period reflected by the Form 10-Q for the three month period ending March 31, 2007, and as such, will be filed as exhibits to such Form 10-Q.

Background:

     In 1998, Aetna Life Insurance and Annuity Company (“ALIAC”), now known as ING Life Insurance and Annuity Company, a Connecticut domiciled stock life insurance company (the “Company”) sold its individual life insurance business to subsidiaries of Lincoln National Corporation. The transaction was generally in the form of an indemnity reinsurance arrangement under which: (i)Lincoln Life & Annuity Company of New York, a New York domiciled stock life insurance company, (“LLANY”) contractually assumed from the Company certain policyholder liabilities and obligations with respect to the Company’s life insurance business issued to residents of the state of New York; and (ii) The Lincoln National Life Insurance Company, an Indiana domiciled stock life insurance company (“Lincoln Life”) contractually assumed from the Company certain policyholder liabilities and obligations with respect to the Company’s life insurance business issued to policyholders other than those resident in the state of New York.

March 19, 2007 Transaction:

     On March 19, 2007, the Company, Lincoln Life and LLANY entered into an Assignment and Assumption Agreement pursuant to which, effective March 1, 2007 (the “Effective Date”), Lincoln Life assigned, transferred and delegated to LLANY, and LLANY assumed, all of Lincoln Life’s right, title and interest in and to and all of Lincoln Life’s obligations and duties under, the Covered Agreements (as hereinafter defined) other than the Retained Indemnification Obligations (as hereinafter defined) retained by Lincoln Life. For purposes of the Assignment and Assumption Agreement, Covered Agreements mean and include: (i) the Coinsurance Agreement dated October 1, 1998 between the Company (then ALIAC) and Lincoln Life (the “LNL Coinsurance Agreement”); (ii) the Modified Coinsurance Agreement dated October 1, 1998 between the Company (then ALIAC) and Lincoln Life; and (iii) the Administrative Services Agreement dated October 1, 1998 between the Company (then ALIAC) and Lincoln Life (the “Administrative Services Agreement”). For purposes of the Assignment and Assumption Agreement, Retained Indemnification Obligations mean Lincoln Life’s indemnification obligations under: (i) Section 9.1(ii) of the LNL Coinsurance Agreement for Lincoln Life’s extra contractual obligations and the Company’s extra contractual obligations; (ii) Section 9.1(iii) of the LNL Coinsurance Agreement for any breach, nonfulfillment or failure to perform by Lincoln Life prior to the Effective Date; and (iii) Section 6.02 of the Administrative Services Agreement for any breach, nonfulfillment, performance, failure to perform or other act, error or omission by Lincoln Life , in its role as administrator, prior to the Effective Date.

     In addition, on March 19, 2007, LLANY as grantor, the Company as beneficiary, The Bank of New York, a New York banking corporation, as trustee (the “Trustee”) and The Bank of New York, as securities intermediary (the “Securities Intermediary”) entered into a Grantor Trust Agreement effective March 1, 2007 pursuant to which LLANY established a trust account (the “Trust Account”) with the Trustee and transferred to the Trustee for deposit, cash and other assets in order to secure and fund payment of the obligations owing to the Company by LLANY arising under or in connection with the LNL Coinsurance Agreement, the Coinsurance Agreement dated October 1, 1998 between the Company (then ALIAC) and LLANY (the “LLANY Coinsurance Agreement”) or other ancillary agreements.

     Also, on March 19, 2007, the Company and LLANY, as assignee of Lincoln Life, entered into Amendment No. 1 to the LNL Coinsurance Agreement effective March 1, 2007 in order to provide for the establishment and pledge of the Trust Account to, among other things, secure the payment of amounts due from LLANY to the Company under the LNL Coinsurance Agreement.

     Finally, on March, 19, 2007, the Company and LLANY entered into Amendment No. 1 to the LLANY Coinsurance Agreement effective March 1, 2007 in order to provide for the establishment and pledge of the Trust Account to, among other things, secure the payment of amounts due from LLANY to the Company under the LLANY Coinsurance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ING Life Insurance and Annuity Company (Registrant)

Date: March 20, 2007	/s/Megan Huddleston
Megan Huddleston